UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

CROSSROADS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15331	74-2846643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11000 North Mo-Pac Expressway

Austin, Texas 78759

(Address of principal executive offices)

(512) 349-0300

Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On May 23, 2014, the Board of Directors (the “Board”) of Crossroads Systems, Inc. (the “Company” or “Crossroads”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and 5.0% Series F Convertible Preferred Stock, par value $0.001 per share (the “Series F Preferred Stock”), to stockholders of record as of the close of business on June 4, 2014 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series G Participating Preferred Stock, par value $0.001 per share (the “Series G Preferred Stock”), of the Company at an exercise price of $14.00 per one one-thousandth of a Series G Preferred Stock, subject to adjustment (the “Exercise Price”). The complete terms of the Rights are set forth in a Tax Benefit Preservation Plan (the “Rights Plan”), dated as of May 23, 2014, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.

By adopting the Rights Plan, the Board is helping to preserve the value of certain deferred tax benefits, including those generated by net operating losses (collectively, the “Tax Benefits”). The Company's ability to use these Tax Benefits would be substantially limited if it were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). In general, an ownership change would occur if there is a greater than 50-percentage point change in ownership of securities by stockholders owning (or deemed to own under Section 382 of the Code) five percent or more of a corporation's securities over a rolling three-year period. The Rights Plan reduces the likelihood that changes in the Company's investor base have the unintended effect of limiting the Company's use of its Tax Benefits. The Board believes it is in the best interest of the Company and its stockholders that the Company provide for the protection of the Tax Benefits by adopting the Plan.

The Rights Plan is intended to act as a deterrent to any person acquiring shares of the Company's securities equal to or exceeding the Trigger Amount (as defined below) without the approval of the Board. This would protect the Tax Benefits because changes in ownership by a person owning less than 4.99% of the Company's stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Code. The Board has established procedures to consider requests to exempt certain acquisitions of the Company's securities from the Rights Plan if the Board determines that doing so would not limit or impair the availability of the Tax Benefits or is otherwise in the best interests of the Company.

The Rights Plan specifying the terms of the Rights (as defined below) and the text of the press release announcing the declaration of the Rights are incorporated herein by reference as exhibits to this current report. The following summary provides only a general description of the Rights Plan and is qualified in its entirety by reference to such exhibits.

The following is a summary of the terms of the Rights Plan. The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Plan, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Distribution and Transfer of Rights; Rights Certificates

The Board has declared a dividend of one Right for each outstanding share of Common Stock and Series F Preferred Stock. Prior to the Distribution Date referred to below:

•	the Rights will be evidenced by and trade with the certificates for the Common Stock and Series F Preferred Stock (or, with respect to any uncertificated Common Stock or Series F Preferred Stock registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

•	new Common Stock and Series F Preferred Stock certificates issued after the Record Date will contain a legend incorporating the Benefit Plan by reference (for uncertificated Common Stock or Series F Preferred Stock registered in book entry form, this legend will be contained in a notation in book entry); and

•	the surrender for transfer of any certificates for Common Stock or Series F Preferred Stock (or the surrender for transfer of any uncertificated Common Stock or Series F Preferred Stock registered in book entry form) will also constitute the transfer of the Rights associated with such shares of stock.

Rights will accompany any new shares of Common Stock or Series F Preferred Stock that are issued after the Record Date.

Distribution Date

Subject to certain exceptions specified in the Benefit Plan, the Rights will separate from the Common Stock and Series F Preferred Stock and become exercisable following (i) the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.99% or more of the Common Stock (including ownership of Series F Preferred Stock as beneficial ownership of Common Stock) or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 4.99% or more of the Common Stock. For the purposes of calculating beneficial ownership of Common Stock under the Benefit Plan, each outstanding share of Series F Preferred Stock is deemed to represent the ownership of the number of shares of Common Stock issuable upon conversion of such share Series F Preferred Stock (which, for the sake of clarity, is one share as of the date hereof), notwithstanding any limitations on such holder’s ability to convert shares of Series F Preferred Stock into Common Stock. In addition, for purposes of the Benefit Plan, a person is not deemed to beneficially own any shares of Common Stock issued or issuable pursuant to any equity award or other stock incentive plan approved by the Board.

The date on which the Rights separate from the Common Stock and Series F Preferred Stock and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, the Company will mail Rights certificates to the Company's stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Stock and Series F Preferred Stock. Thereafter, such Rights certificates alone will represent the Rights.

Series G Preferred Stock Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for $14.00 (the “Exercise Price”), one one-thousandth of a share of Series G Preferred Stock having economic and other terms similar to that of one share of Common Stock. This portion of a Series G Preferred Stock is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one share of Common Stock, and should approximate the value of one share of Common Stock.

More specifically, each one one-thousandth of a share of Series G Preferred Stock, if issued, will:

•	not be redeemable;

•	entitle holders to quarterly dividend payments of $0.001 per share, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;

•	entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•	have the same voting power as one share of Common Stock; and

•	entitle holders to a per share payment equal to the payment made on one share of Common Stock if the Common Stock is exchanged via merger, consolidation or a similar transaction.

Flip-In Trigger

If a person or group of affiliated or associated persons (an “Acquiring Person”) obtains beneficial ownership of 4.99% or more of the Common Stock (including shares of Series F Preferred Stock, that are deemed to represent ownership of Common Stock under the Plan), except pursuant to an offer for all outstanding Common Stock and Series F Preferred Stock that the independent members of the Board determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders after receiving advice from one or more investment banking firms, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Benefit Plan, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void.

Any person who, together with its affiliates and associates, beneficially owns 4.99% or more of the outstanding shares of Common Stock as of the time of the first public announcement of the Benefit Plan (an “Exempt Person”) shall not be deemed an Acquiring Person, but only for so long as such person, together with its affiliates and associates, does not become the beneficial owner of any additional shares of Common Stock while such person is an Exempt Person. A person will cease to be an Exempt Person if such person, together with such person's affiliates and associates, becomes the beneficial owner of less than 4.99% of the outstanding Common Stock.

Flip-Over Trigger

If, after an Acquiring Person obtains beneficial ownership of 4.99% or more of the Common Stock, (i) the Company merges into another entity, (ii) an acquiring entity merges into the Company or (iii) the Company sells or transfers more than 50% of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights

The Rights will be redeemable at the Company's option for $0.001 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 4.99% or more of the Common Stock (directly or including Series F Preferred Stock). Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

Exchange Provision

At any time after the date on which an Acquiring Person beneficially owns 4.99% or more of the Common Stock (directly or including Series F Preferred Stock) and prior to the acquisition by the Acquiring Person of 50% of the Common Stock, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for Common Stock at an exchange ratio of one Common Share per Right (subject to adjustment). In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one share of Common Stock.

Expiration of the Rights

The Rights expire on the earliest of (i) 5:00 p.m., New York, New York time, on the date that the votes of the stockholders of the Company, with respect to the Company's 2015 Annual Meeting of Stockholders are certified, unless the continuation of the Rights is approved by the affirmative vote of the majority of shares of Common Stock and Series F Preferred Stock present in person or represented by proxy at Company's 2015 Annual Meeting of Stockholders (or any adjournment or postponement thereof) duly held in accordance with the Company's Amended and Restated Bylaws and applicable law; (ii) 5:00 p.m., New York, New York time, on May 23, 2017; (iii) the time at which the Rights are redeemed or exchanged under the Plan; (iv) the repeal of Section 382 or any successor status and the Board's determination that the Plan is no longer necessary for preservation of the Company's NOLs; or (v) the beginning of a taxable year of the Company to which the Board determines that no NOLs may be carried forward.

Amendment of Terms of Rights Plan and Rights

The terms of the Rights and the Benefit Plan may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Benefit Plan may be amended without the consent of the holders of Rights in order to (i) cure any ambiguities, (ii) shorten or lengthen any time period pursuant to the Benefit Plan or (iii) make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Stockholder Rights

The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as stockholder of the Company.

Anti-Dilution Provisions

The Board may adjust the Exercise Price, the number of Series G Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Common Stock, Series F Preferred Stock or Series G Preferred Stock.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least 1% of the Exercise Price. No fractional shares of Series G Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Series G Preferred Stock.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Item 3.03         Material Modification of Rights of Security Holders.

The information included in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Plan, on May 23, 2014, the Company filed a Certificate of Designation of Rights, Preferences and Privileges of Series G Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation sets forth the rights, powers and preferences of the Series G Preferred Stock.

The summary of the rights, powers and preferences of the Series G Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.            Other Events.

On May 23, 2014, the Company issued a press release announcing the adoption of the Rights Plan and the declaration of the dividend of the Rights. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series G Participating Preferred Stock.

4.1	Tax Benefit Preservation Plan, dated as of May 23, 2014, by and between Crossroads Systems, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.

99.1	Press Release of Crossroads Systems, Inc., dated May 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Date: May 23, 2014	By:	/s/ Jennifer Crane
Name: Jennifer Crane
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series G Participating Preferred Stock.

4.1	Tax Benefit Preservation Plan, dated as of May 23, 2014, by and between Crossroads Systems, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.

99.1	Press Release of Crossroads Systems, Inc., dated May 23, 2014.